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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  March 12, 2001


                     American Airlines, Inc.
     (Exact name of registrant as specified in its charter)


      Delaware                   1-2691                 13-1502798
(State of Incorporation) ( Commission File Number)     (IRS Employer
                                                     Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas            76155
 (Address of principal executive offices)              (Zip Code)


                        (817) 963-1234
                (Registrant's telephone number)







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Item 5.   Other Events

American Airlines, Inc. ("American", a wholly owned subsidiary of AMR Corporation) is filing herewith a press release issued on March 12, 2001 as Exhibit 99.1 which is included herein. This press release was issued to announce the acceptance of American's bid for Trans World Airways, Inc.

Item 7.  Financial Statements and Exhibits

The following exhibit is included herein:

99.1 Press Release


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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        American Airlines, Inc.



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary





Dated:  March 13, 2001


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                          EXHIBIT INDEX


Exhibit        Description

99.1      Press Release

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                                                Exhibit 99.1


                                        Contact: Corporate
                                        Communications
                                        Fort Worth, Texas
                                        817-967-1577
FOR RELEASE: Monday, March 12, 2001

           JUDGE ACCEPTS AMERICAN BID IN ITS ENTIRETY

     FORT WORTH, Texas -- In response to today's decision by U.S.
Bankruptcy Court Judge Peter Walsh, American Airlines released the following statement:

     We are gratified by Judge Walsh's ruling in favor of our bid to purchase substantially all of the assets of TWA. We firmly believe that the American proposal represents the only viable option for TWA, and that it will deliver significant benefits to TWA's employees, creditors, customers and communities. It is the only plan that provides jobs for virtually all of TWA's employees, keeps TWA's airplanes flying, and maintains an active hub in St. Louis. On March 7, TWA's Board of Directors approved American's proposal as the "best and highest offer" for the airline and recommended to the judge that he accept it.

     This decision marks an important milestone, and we look forward to moving to the next phase in this process. The normal 10-day appeal period on the Court's decision begins today, and the next court hearing on this matter has been scheduled for Friday, April 6, 2001, in Judge Walsh's Court.

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